                                                                   EXHIBIT 10.11

                             MICROSOFT CORPORATION
                         SOURCE CODE LICENSE AGREEMENT


     This License Agreement ("Agreement") is made and entered into this 10th day of February, 1995 ("Effective Date"), by and between MICROSOFT CORPORATION, a Washington corporation, One Microsoft Way, Redmond, WA 98052-6399 ("MS"), and VISIGENIC SOFTWARE, INC., a Delaware corporation ("COMPANY").

     NOW, THEREFORE, in consideration of the following terms and conditions, and of other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1.   DEFINITIONS.
     -----------

     (a) Source Code.  The "Source Code" licensed by MS to COMPANY under this
         -----------
Agreement shall consist of the source code form of the MS software described on the attached Exhibit A, including, as available, the following: documentation
             ---------
in electronic and printed form, all foreign language translations or localized versions, test suites, updates, enhancements, maintenance and any subsequent versions and releases provided by MS from time to time.

     (b) Ported Work.  The "Ported Work" shall consist of the source code form
         -----------
of the software resulting from COMPANY's modifications to the Source Code, which are necessary to port the Source Code as provided for under this Agreement.

     (c)  SQL Driver(s).  The "SQL Driver(s)" shall mean the object code or
         --------------
executable code form of the Ported Work.

2.   LICENSE GRANTS.
     --------------

     (a) MS grants to COMPANY the non-exclusive, non-transferable, worldwide, royalty-free license to use, copy and modify the Source Code, by COMPANY's full-time employees and consultants who are subject to COMPANY's nondisclosure agreements at COMPANY's and MS' site, for the sole purpose of porting and testing MS SQL Server ODBC drivers that: (1) run on any operating systems not developed and marketed by MS; and (2) are targeted to support MS database management technology ("Ported Work"). The Source Code and resulting Ported Work and trade secrets contained therein shall not be used by COMPANY for any other purpose. The license granted herein shall not be deemed a license to modify the Source Code for the purpose of enhancing the Source Code, nor for COMPANY's development of any derivative works, other than as provided for in this Agreement.

     The Source Code and Ported Work are subject to the provisions contained in
Section 10. Each party agrees that this Agreement does not grant marketing and distribution rights to the source code of the other party. Neither party is granted any implied license under any patents, trade secrets, copyright or other proprietary rights. Each party reserves all rights not expressly granted herein.

     (b) (i) COMPANY will have exclusive ownership of all copyrights in any Ported Work created by COMPANY based on the Source Code, including without limitation the right to use COMPANY's copyright notice exclusively in and on any such Ported Work. COMPANY agrees that the Ported Work will not be used by, or distributed to, any third party (except as provided in Section 2(a) and 2(g)) without the express written consent of MS.

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

          (ii) COMPANY hereby grants to MS a non-exclusive, worldwide, royalty-free license to use, reproduce, manufacture, distribute, sell, rent or lease and sublicense copies of SQL Driver(s) solely in conjunction with MS-developed software products targeted for the UNIX, Macintosh or Power Macintosh platform, and to license third parties to exercise the foregoing rights, including the right to license such rights to further third parties. The SQL Driver(s) may not be distributed by MS on a "standalone" basis, nor in conjunction with Microsoft SQL Server, nor as part of an ODBC Driver pack.

     (c) MS grants to COMPANY the nonexclusive, worldwide, royalty-free license, to use, reproduce, manufacture, distribute, sell, rent or lease and sublicense copies of the SQL Drivers to end user customers and to license third parties to exercise the foregoing rights, including the right to license such rights to further third parties.

     (d) COMPANY will deliver to MS, upon MS' request, the source code for any SQL Driver created and made commercially available by COMPANY under this Agreement. COMPANY grants to MS a non-exclusive, worldwide, royalty-free license, in the event that COMPANY fails to perform its obligations under
Section 11(d), to use and modify the source code form of the Ported Work solely for purposes of end-user customer product support for SQL Driver(s) distributed by MS pursuant to Section 2(b). Any such customer product support modifications made by MS will be deemed to be part of the Ported Work under this Agreement and will be subject to this Agreement as such. MS agrees to promptly deliver to COMPANY a copy of the source code of any such customer product support modifications made to the Ported Work by MS.

     (e) Subject to COMPANY's compliance with the terms of Section 2(a), MS agrees that COMPANY may use MS' trademark "ODBC" in connection with the distribution, marketing or sublicensing of COMPANY's products, including as incorporated within or as part of the name of any COMPANY products, so long as
(1) the product using the name includes SQL Driver(s), whether or not in compiled form, or modifications, enhancements, ports, derivative works or translations thereof, which (2) remains compliant with, and is primarily based on the ODBC specifications from which it was derived, and (3) COMPANY provides trademark attribution to MS in the form of (A) use of a "TM" with its first use of the term "ODBC" in each publication where the term appears, (B) inclusion of a footnote acknowledging MS' ownership of the trademark ODBC on all packaging, advertising and other material, and (C) COMPANY agrees that it will not seek a registered trademark for the name ODBC.

     MS further grants to COMPANY the right to sublicense all of those rights provided in this Section 2(e). MS and COMPANY agree that COMPANY has the right to impose reasonable guidelines on its sublicensees' use of the "ODBC" trademark, artwork and marketing literature so sublicenses which shall at a minimum require compliance with the terms of this Section 2(e). COMPANY will exercise reasonable quality control over its sublicensees' conformance with such guidelines.

     (f) MS agrees that COMPANY may use MS' tradename "Microsoft SQL Server" solely in connection with COMPANY's distribution, marketing or sublicensing of the SQL Driver(s) as provided under this Agreement, so long as COMPANY agrees that on all packaging, advertising and other materials pertaining to the SQL Driver(s), COMPANY does not abbreviate the tradename "Microsoft SQL Server" in any manner. MS does not grant any license to COMPANY for the use of the "Microsoft" trademark and COMPANY agrees that it shall not undertake any action that will interfere with or diminish MS' right, title and/or interest in the validity of any MS trademark or tradename.

     (g) Either party may deposit at its own expense the other party's source code into one or more bona fide escrow accounts (1) for which an independent third party acts as a trustee in the regular course of business, (2) under which the software is released under license to one or more customer beneficiaries only in the event that the depositing party is adjudged to be bankrupt or ceases to do business or support the software, and (3) only provided that such release is made to the

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

beneficiary under an obligation of confidentiality, and that use of the source code is limited to support and maintenance purposes only. In addition, either party may request from the other party the right to sublicense a copy of the other party's source code to specified third parties.

3.   Delivery Schedule.  COMPANY shall make SQL Drivers running on the following
     -----------------
platforms commercially available within the stated time frames for each Driver Type and platform set forth in the table below, provided that MS delivers the Source Code for the relevant Driver Type to COMPANY on a timely basis:

Version ("Driver Type")      Sun Solaris; Macintosh     IBM AIX, IBM OS/2,
                             680X0; Power Macintosh     HP-UX, SCO UNIX

Original Source Code         within 90 days of the      within 180 days of the
                             release and delivery to    release and delivery to
                             COMPANY of MS SQL Server   COMPANY of MS SQL
                             95                         Server 95

minor release                within 60 days of MS'      within 90 days of MS'
                             delivery to COMPANY of     delivery to COMPANY of
                             the minor release          the minor release

major release                within 90 days of MS'      within 120 days of MS'
                             delivery to COMPANY of     delivery to COMPANY of
                             the major release          the major release


The parties may mutually agree in writing to add or delete a platform, or to modify the stated commercial availability time frame for any platform.

     For the purposes of this Agreement, a "minor release" is designated by a change in the digit(s) to the right of the first (or only) decimal point in the release number, and a "major release" is designated by a change in the digit(s) to the left of the first (or only) decimal point in the release number. For example, in "xx.yy": xx identifies the major release and yy identifies the minor release.

4.   Distribution of SOL Drivers.
     ---------------------------

     (a)  Distribution of SQL Drivers by MS.
          ---------------------------------

          (i) In the event that MS chooses, at its sole option, to distribute the SQL Driver(s) pursuant to Section 2(b) in conjunction with any MS software targeted for the UNIX platform, MS shall pay to COMPANY a one-time license and engineering fee of Twenty Thousand Dollars (US$20,000) for each MS product title that MS distributes containing the SQL Driver(s). Any fees due under this
Section 4(a)(i) shall be payable within 90 days of MS' commercial release of any MS product containing such SQL Driver.

          (ii) In the event that MS chooses, at its sole option, to distribute the SQL Driver(s) pursuant to Section 2(b) in conjunction with any MS software targeted for the Macintosh and/or Power Macintosh platform(s), such distribution shall be free of charge to MS.

     (b)  Distribution of SOL Drivers by COMPANY.
          --------------------------------------

          (i) COMPANY agrees that any SQL Drivers distributed to end users pursuant to this Agreement will be in conjunction with a copy of COMPANY's or its sublicensee's written end user sublicense agreement that is: (1) appropriate for such object code; and (2) consistent with the terms and conditions of this Agreement.

     COMPANY agrees, free of charge to MS and at MS' request, to use commercially reasonable efforts to include within each publication of any SQL Driver(s) distributed by COMPANY, a file on disk or an in-package flyer regarding MS' license terms with respect to use of the SQL Driver(s) with Microsoft SQL Server. MS shall be responsible for delivering the information to COMPANY in a mutually agreed upon format. MS shall be solely responsible for any customer inquiries regarding the license information. However, COMPANY's or its sublicensee's end user sublicense agreement license terms will govern the end user's use of such SQL Driver.

          (ii) COMPANY agrees to include, and to require its sublicensees to include, in all SQL Driver(s) end-user documentation, and in SQL Driver(s) software, a notice substantially as follows:

Microsoft SQL Server ODBC drivers developed with source code used under license from Microsoft Corporation.

5.   LIMITED WARRANTY.
     ----------------

EXCEPT AS PROVIDED IN SECTION 8, EACH PARTY'S SOFTWARE IS PROVIDED TO THE RECEIVING PARTY "AS IS" WITHOUT WARRANTY OF ANY KIND. THE ENTIRE RISK AS TO THE RESULTS AND PERFORMANCE OF THE LICENSED SOFTWARE IS ASSUMED BY THE RECEIVING PARTY. EACH PARTY DISCLAIMS ALL WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY DIRECT, CONSEQUENTIAL, INDIRECT, INCIDENTAL, OR SPECIAL DAMAGES WHATSOEVER, INCLUDING WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, AND THE LIKE, ARISING OUT OF THE USE OF OR INABILITY TO USE THE LICENSED SOFTWARE, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. BECAUSE SOME STATES DO NOT ALLOW THE EXCLUSION OR LIMITATION OF LIABILITY FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES, THE ABOVE LIMITATION MAY NOT APPLY.

6.   LIMITATION OF LIABILITY.
     -----------------------

EXCEPT AS PROVIDED IN SECTION 8, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL OR SPECIAL DAMAGES WHATSOEVER (INCLUDING WITHOUT LIMITATION DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, AND THE LIKE) ARISING OUT OF THIS AGREEMENT EVEN IF ONE PARTY HAS ADVISED THE OTHER OF THE POSSIBILITY OF SUCH DAMAGES. BECAUSE SOME STATES DO NOT ALLOW THE EXCLUSION OR LIMITATION OF LIABILITY FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES, THE ABOVE LIMITATION MAY NOT APPLY.

7.   COMPANY Warranties.
     ------------------

     (a) The SQL Drivers as delivered to MS do not infringe any copyright, patent, trade secret, or other proprietary right held by any third party;

     (b) The SQL Drivers will be created by full-time employees of COMPANY within the scope of their employment and under obligation to assign SQL Drivers to COMPANY or by COMPANY's consultants under written obligations to assign all rights in the SQL Drivers to COMPANY; and

     (c) The services provided by COMPANY shall be performed in a professional manner and shall be of a high grade, nature, and quality.

8.   INDEMNIFICATION.
     ---------------

     (a) MS warrants that the Source Code does not infringe any copyright, patent, trade secret or other proprietary right held by a third party, and agrees to indemnify and defend COMPANY from and against any claim or lawsuit which, if found to be true, would constitute a breach of this warranty; provided that COMPANY shall promptly notify MS of any such claim or lawsuit and fully cooperate with MS in the defense of the same. MS shall have no liability under this paragraph if the claim or lawsuit is based upon COMPANY's modification of the Source Code, or upon the combination to the Source Code with other code, data or equipment if the claim or lawsuit would have been avoided but for such combination, and COMPANY agrees to indemnify and defend MS against any such claims or suits, including reasonable attorney's fees.

     (b) COMPANY agrees to indemnify, defend and hold MS harmless from and against any claim or lawsuit which, if found to be true, would constitute a breach of COMPANY's warranties in Section 7(a) or 7(b); provided that MS shall promptly notify COMPANY of any such claim or lawsuit and fully cooperate with COMPANY in the defense of the same. COMPANY shall have no liability under this paragraph if the claim or lawsuit is based upon MS' combination of the SQL Drivers with other code, data or equipment which has not been supplied by COMPANY, if the claim or lawsuit would have been avoided but for such combination, and MS agrees to indemnify and defend COMPANY against such claims or suits, including reasonable attorney's fees.

9.   TERM AND TERMINATION.
     --------------------

     (a) The term of this Agreement shall commence as of the Effective Date and shall continue for three years, subject, however, to automatic successive renewal periods of one year each unless either party notifies the other of its intention not to renew within 60 days of the expiration of the then-current term. In the event of such non-renewal by either party, each party's licenses under Sections 2(a)-2(c) will survive the termination of this Agreement with respect to that party's then-current version of software received from the other party, but neither party shall have the right to receive updates and/or upgrades from the other party.

     (b) In the event that a party is in material breach of this Agreement, then the aggrieved party may give written notice to the breaching party of such material breach and of the aggrieved party's intent to terminate the licenses granted to the breaching party under this Agreement. If such material breach is not cured by the breaching party within thirty (30) days of receipt of such written notice, then the licenses granted under this Agreement to the breaching party by the aggrieved party will automatically terminate. Upon such termination, the breaching party shall return all copies of the aggrieved party's licensed software in the breaching party's possession or under its control within ten (10) days following the termination date. The breaching party shall provide a declaration signed by an officer of the breaching party attesting that all copies of the licensed software have been returned to the aggrieved party. Notwithstanding such termination, the aggrieved party's licenses granted by the breaching party shall remain in full force and effect. All licenses properly granted by the breaching party pursuant to this Agreement prior to such termination shall remain in full force and effect.

     (c) Notwithstanding the foregoing, the licensed party may include any code or corresponding documentation which functionally replaces the licensed software in the licensed party's products, provided that such code or corresponding documentation is developed independently by persons who have had no access to the licensed software of the licensing party, or a license is independently acquired by the licensed party.

     (d) This Agreement may terminate earlier if any of the following events of default occur: (i) if either party materially fails to perform or comply with this Agreement or any provision hereof; (ii) if either party fails to strictly comply with the provisions of Section 10 or makes or attempts to make an assignment in violation of Section 13(e); (iii) if COMPANY becomes insolvent or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; (iv) if a petition under any foreign, state, or United States bankruptcy act, receivership statute, or the like, as they now exist, or as they may be amended, is filed by COMPANY; or (v) if such a petition is filed by any third party, or an application for a receiver of COMPANY is made by anyone and such petition or application is not resolved favorably to COMPANY within sixty (60) days. Termination under subsection 8(d)(ii) shall be effective as of the date notice is given. In all other cases, termination shall be effective thirty (30) days after notice of termination to the breaching party if its defaults have not been cured. The rights and remedies of MS provided in this Section shall not be exclusive and are in addition to any other rights and remedies provided by law or this Agreement.

     (e) If this Agreement is terminated for material breach, the breaching party shall return to the aggrieved party or destroy all full or partial copies of the source code of the aggrieved party in the breaching party's possession or under its control within thirty (30) days following the termination date. COMPANY agrees that in the event of any termination or non-renewal, the Ported Work shall remain subject to the restrictions in Sections 2(a) and 2(b).

10.  NONDISCLOSURE AGREEMENT
     -----------------------

The receiving party expressly undertakes to retain in confidence and to require its distributors to retain in confidence all information and know-how transmitted to the receiving party by the disclosing party that the disclosing party has identified as being proprietary and/or confidential or that, by the nature of the circumstances surrounding the disclosure, ought in good faith to be treated as proprietary and/or confidential (the "Confidential Information"), and will make no use of the Confidential Information except under the terms and during the existence of this Agreement. However, the receiving party shall have no obligation to maintain the confidentiality of information that (i) it received rightfully from another party prior to its receipt from the disclosing party, (ii) the disclosing party has disclosed to a third party without any obligation to maintain such information in confidence; or (iii) is independently developed by the receiving party. Further, the receiving party may disclose confidential information as required by governmental or judicial order, provided the receiving party gives the disclosing party prompt notice of such order and complies with any protective order (or equivalent) imposed on such disclosure. The receiving party's obligation under this Section 10 shall survive any termination or expiration of the Agreement and shall extend to the earlier of such time as the source code and other information protected hereby is in the public domain or ten (10) years following termination or expiration of this Agreement.

11.  SQL DRIVER TESTING/PRODUCT SUPPORT
     ----------------------------------

     (a) MS shall provide COMPANY with appropriate test suites for testing SQL Drivers and COMPANY shall perform all testing.

     (b) Prior to any commercial release of SQL Drivers, COMPANY agrees to apply to such SQL Drivers, in their entirety, test suites provided by MS, and any additional test suites devised by COMPANY for purposes of quality assurance testing.

     (c) Each party shall be responsible for customer product support for the SQL Drivers that it distributes; provided, however, that each party agrees to provide the other party with a support escalation plan to allow expedited access by product support technicians to the other party's technicians.

     (d) COMPANY agrees to use commercially reasonable efforts to correct any program errors identified by MS relating to the SQL Driver(s) distributed by MS within a reasonable time, and in no event more than 30 calendar days of COMPANY's receipt of notice of such errors from MS. The

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

failure of COMPANY in good faith to achieve such 30-day objective shall not be a material breach of this Agreement, but MS will have the remedy set forth in
Section 2(d) for such failure.

12.  NOTICES AND REQUESTS.
     --------------------

All notices, authorizations, and requests in connection with this Agreement shall be deemed given on the day they are (i) deposited in the U.S. mails, postage prepaid, certified or registered, return receipt requested; or (ii) sent by overnight courier, charges prepaid, with a confirming fax; and addressed as follows:

     NOTICES TO COMPANY:
     ------------------

            VISIGENIC SOFTWARE
            951 Mariner's Island Blvd., Suite 460
            San Mateo, CA  94404
            Attn:  President

     NOTICES TO MS:
     -------------

            MICROSOFT CORPORATION
            One Microsoft Way
            Redmond, WA  98052-6399
            Attn:
                  -------------------
            Copy to:  Law Corporate Affairs

or to such other address as the party to receive the notice or request so designates by written notice to the other.

13.  GENERAL.
     -------

     (a) This Agreement shall be construed and controlled by the laws of the State of Washington, and COMPANY consents to jurisdiction and venue in the state and federal courts sitting in the State of Washington. Process may be served on either party by U.S. Mail, postage prepaid, certified or registered, return receipt requested, or by such other method as is authorized by the Washington Long Arm Statute.

     (b) Neither this Agreement, nor any terms and conditions contained herein, shall be construed as creating a partnership, joint venture, agency relationship or as granting a franchise.

     (c) This Agreement constitutes the entire agreement between the parties with respect to the subject maker hereof and supersedes all prior and contemporaneous agreements or communications. It shall not be modified except by a written agreement dated subsequent to the date of this Agreement and signed on behalf of COMPANY and MS by their respective duly authorized representatives. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.

     (d) If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect.

     (e) This Agreement and any rights or obligations hereunder shall not be assignable by contract or by operation of law without the prior written consent, not to be unreasonably withheld, of the non-assigning party, except that either party may assign this Agreement upon sixty (60) days' prior written notice to the other party in connection with a merger, consolidation, reorganization or sale of substantially all of the assigning party's assets. In the event that COMPANY gives such sixty (60) days notice to MS, then MS will have thirty (30) days from the date of COMPANY's notice in which to notify COMPANY of MS' decision, in MS' sole discretion, to unilaterally cancel COMPANY's Source Code license under this Agreement. In the event of such cancellation by MS, then COMPANY shall not deliver or disclose any Source Code or Ported Work to COMPANY's intended assignee, and COMPANY shall return to MS or destroy all full or partial copies of the Source Code and Ported Work in COMPANY's possession or under its control within thirty (30) days following MS' notice of cancellation. Notwithstanding such cancellation by MS of COMPANY's Source Code license, or non-renewal by MS under Section 9(a), COMPANY and/or its assignee will retain all of COMPANY's rights under Section 2(c) with respect to COMPANY's then-current versions of the SQL Driver(s), provided that COMPANY and/or its assignee is not in material breach of this Agreement. This Agreement will be binding upon and inure to the benefit of the parties, their successors and assigns.

     (f) Copying or distribution of the Source Code or Ported Work in violation of this Agreement will cause irreparable injury to the party owning the source code contained therein, and the owning party shall be entitled to extraordinary injunctive and other equitable relief, without necessity of posting bond, which the other party expressly waives.

     (g) Each party acknowledges that the software licensed hereunder is subject to the export control laws and regulations of the United States, and any amendments thereof. Each party confirms that with respect to the software licensed under this Agreement, it will not export or re-export it, directly or indirectly, either to (i) any countries that are subject to United States export restrictions (currently including, but not necessarily limited to, Cuba, the Federal Republic of Yugoslavia (Serbia and Montenegro), Iran, Iraq, Libya, North Korea, Haiti, Syria, and Vietnam); (ii) any end user who that party knows or has reason to know will utilize them in the design, development or production of nuclear, chemical or biological weapons; or (iii) any end user who has been prohibited from participating in the United States export transactions by any federal agency of the United States government. Each party further acknowledges that the products may include technical data subject to export and reexport restrictions imposed by United States law.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above. All signed copies of this Agreement shall be deemed originals.

MICROSOFT CORPORATION                     VISIGENIC SOFTWARE, INC.


By:                                       By:
   ------------------------------            ------------------------------
Title:                                    Title:
      ---------------------------               ---------------------------
Date:                                     Date:
     ----------------------------              ----------------------------

                                   EXHIBIT A
                                   ---------

                               LICENSED SOFTWARE

1. Source code for Open Database Connectivity (ODBC) drivers version 2.5 for Microsoft SQL Server.

2.  Source code for ODBC drivers for Open Data Services (ODS).

3.  Source code for TCP/IP network communications libraries.

4. Source code for AppleTalk Data Stream Protocol (ADSP) network communications.

5.  Source code for SQL Server ODBC driver for Macintosh 68K version 1.2.